Independent auditors' consent

The board and shareholders
AXP Federal Income Fund, Inc.

The board and shareholders
Strategist Income Fund, Inc.
         Strategist Government Income Fund

The board of trustees and unitholders
Income Trust:
         Government Income Portfolio

We consent to the use of our reports included or incorporated herein by reference and to the references to our Firm under the heading "Financial Highlights" in the prospectuses included or incorporated herein by reference, under the heading "INDEPENDENT AUDITORS" in the Statement of Additional Information incorporated herein by reference and under the heading "Experts" of the combined Proxy Statement/Prospectus on Form N-14.



/s/  KPMG LLP
     KPMG LLP
     Minneapolis, Minnesota
     April 17, 2000